SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2003

Public Service Company of Colorado

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

001-3280	84-0296600

(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 571-7511

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-1.01 Underwriting Agreement
EX-4.01 Supplemental Indenture
EX-4.02 Supplemental Indenture No. 15

Item 5.      Other Events

On September 2, 2003, Public Service Company of Colorado, a Colorado corporation (the “Company”), entered into an Underwriting Agreement relating to $300,000,000 in aggregate principal amount of the Company’s 4.375% First Collateral Trust Bonds, Series No. 14 due 2008, and $275,000,000 in aggregate principal amount of the Company’s 5.50% First Collateral Trust Bonds, Series No. 15 due 2014.

Item 7.      Financial Statements and Exhibits.

Exhibits

1.01	Underwriting Agreement dated September 2, 2003 between Public Service Company of Colorado and Banc One Capital Markets, Inc., McDonald Investments Inc. and UBS Securities LLC, as representatives of the Underwriters named therein, relating to $300,000,000 principal amount of 4.375% First Collateral Trust Bonds, Series No. 14 due 2008 and $275,000,000 principal amount of 5.50% First Collateral Trust Bonds, Series No. 15 due 2014.

4.01	Supplemental Indenture dated as of September 1, 2003 between Public Service Company of Colorado and U.S. Bank Trust National Association, as successor Trustee, creating an Issue of First Mortgage Bonds, Collateral Series N and an Issue of First Mortgage Bonds, Collateral Series O.

4.02	Supplemental Indenture No. 15 dated as of September 1, 2003 between Public Service Company of Colorado and U.S. Bank Trust National Association, as successor Trustee, creating $300,000,000 principal amount of 4.375% First Collateral Trust Bonds, Series No. 14 due 2008 and $275,000,000 principal amount of 5.50% First Collateral Trust bonds, Series No. 15 due 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Public Service Company of Colorado

By:	/s/ Benjamin G. S. Fowke III

Name: Benjamin G. S. Fowke III
Title: Vice President and Treasurer

Dated: September 2, 2003

3